UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 25, 2013, Simpson Manufacturing Co., Inc. announced its first quarter 2013 results in a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (“Annual Meeting”) was held on April 23, 2013. The following nominees were elected as directors by the votes indicated:

	Total Votes	Total Votes
	for Each	Withheld from	Broker	Term
Name	Director	Each Director	Non-Votes	Expires*

James S. Andrasick	40,289,375	1,730,426	2,668,477	2016
Gary M. Cusumano	37,815,287	4,204,514	2,668,477	2016
Peter N. Louras, Jr.	38,889,803	3,129,998	2,668,477	2016

 * The term expires on the date of the Annual Meeting in the year indicated.

The terms as directors of Thomas J Fitzmyers, Jennifer A. Chatman, Earl F. Cheit, Robin G. MacGillivray, Barclay Simpson and Barry Lawson Williams continued after the meeting.

The following proposals were also adopted at the Annual Meeting by the votes indicated:

				Broker
	For	Against	Abstain	Non-Votes

Re-approval of the Company’s amended
Executive Officer Cash Profit Sharing Plan	39,506,447	2,372,444	140,910	2,668,477

Ratification of the selection of
PricewaterhouseCoopers LLP as the
independent registered public accounting
firm of the Company for 2013	43,906,730	700,452	81,096	N/A

Our stockholders approved, in an advisory (non-binding) vote, the compensation of our Named Executive Officers. The result of the advisory (non-binding) vote on the compensation of our Named Executive Officers was as follows:

			Broker
For	Against	Abstain	Non-Votes

39,686,360	2,161,864	171,577	2,668,477

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The following stockholder proposals were also adopted or rejected at the Annual Meeting by the votes indicated:

				Broker
	For	Against	Abstain	Non-Votes

Adoption of a majority voting standard	23,395,268	18,535,731	88,802	2,668,477
in Director elections
	13,522,398	27,334,273	1,163,130	2,668,477
Requirement to publish a report on sustainability

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release dated April 25, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE: April 25, 2013	By:	/s/ BRIAN J. MAGSTADT
Brian J. Magstadt Chief Financial Officer

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